EXHIBIT 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of March 30, 2015 by and between PayNovi Ltd., an Irish limited liability company (the “Company”), Anch Holdings Ltd., an Irish limited liability company (the “Seller”), and World Media & Technology Corp., a corporation organized and existing under the laws of Nevada (the “Purchaser”) and a majority owned subsidiary of World Assurance Group, Inc., a Nevada corporation (“Parent”).

PRELIMINARY STATEMENT

WHEREAS, the Seller is the sole shareholder of the Company who owns and/or controls in the aggregate 1,000 common shares of the Company, which represents 100% of the total issued and outstanding capital stock of the Company.

On the terms and subject to the conditions set forth in this Agreement, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, Three Hundred Fifty (350) shares of the Company’s Common Stock which represents thirty five percent (35%) of the Company’s total issued and outstanding shares as of the Closing Date (the “Company Shares”), for a Purchase Price consisting of One Million Three Hundred Sixty One Thousand (1,361,000) shares of the Purchaser’s common stock which represents five percent (5%) of the Purchaser’s total issued and outstanding shares as of the Closing Date (the “Purchaser Shares”), and Three Million Nine Hundred Thirty Seven Thousand and Five (3,937,005) shares of the Parent’s common stock which represents five percent (5%) of the Parent’s total issued and outstanding shares of the Closing Date (the “Parent Shares”) (the Purchaser Shares and the Parent Shares together shall mean the Purchase Price), as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Seller and the Purchaser, intending to be legally bound, agree as follows:

Section 1.              Definitions.

1.1          Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means any action, arbitration, audit, examination, investigation, inquiry, proceeding, hearing, litigation, arbitration or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided that (a) the Company and its Subsidiaries will not be deemed an Affiliate of Purchaser or its Subsidiaries and (b) the Purchaser and its Subsidiaries will not be deemed an Affiliate of the Company or its Subsidiaries.

A Person will be deemed the “Beneficial Owner” of, to “Beneficially Own” or have “Beneficial Ownership” of any securities (and correlative terms will have correlative meanings):

(a)           which such Person or any of such Person’s Affiliates beneficially own, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder;

(b)           which such Person or any of such Person’s Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise or (ii) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing);

(c)           which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company; or

(d)           which are the subject of, or the reference securities for or that underlie any derivative transaction entered into by such Person, or derivative security (including options) acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is directly or indirectly determined by reference to the price or value of such securities, without regard to whether (i) such derivative conveys any voting rights in such securities to such Person, (ii) the derivative is required to be, or capable of being, settled through delivery of such securities or (iii) such Person may have entered into other transactions that hedge the economic effect of such derivative.

In determining the number of shares deemed Beneficially Owned by virtue of the operation of clause (d) above, the subject Person will be deemed to Beneficially Own (without duplication) the number of shares that are synthetically owned pursuant to such derivative transactions or such derivative securities. The number of shares that are synthetically owned will be the notional or other number of shares in respect of such derivative transactions or securities that is specified in a filing by such Person or any of such Person’s Affiliates with the SEC or in the documentation evidencing such derivative transactions or securities, and in any case (or if no such number of shares is specified in any filing or documentation), as reasonably determined by the Board of Directors in good faith to be the number of shares that are synthetically owned pursuant to such derivative transactions or securities.

“Change of Control” means, with respect to a Person, directly or indirectly (a) a consolidation, merger or similar business combination involving such Person in which the holders of voting securities of such Person immediately prior thereto are not the holders of a majority in interest of the voting securities of the surviving Person in such transaction, (b) a sale, lease or conveyance of all or substantially all of the assets, or of 35% or more of the outstanding voting securities, of such Person in one transaction or a series of related transactions, (c) any Person or group becomes the Beneficial Owner of 35% or more of the outstanding voting securities of such Person, or (d) a majority of the seats on the board of directors of such Person cease to be occupied by Persons who either (i) are members of the board of such Person on the date hereof or (ii) are elected by, or nominated by, the board of such Person (or a committee thereof) for election to the board of such Person.

“Confidential Information” means all confidential or proprietary information and data of the Disclosing Party or its Affiliates, disclosed or otherwise made available to the Recipient or its Representatives in connection with this Agreement, whether disclosed before or after the date of this Agreement and whether disclosed electronically, orally or in writing or through other methods made available to the Recipient or its Representatives.  Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information will not include any information which the Recipient demonstrates by clear and convincing evidence is (a) at the time of disclosure in the public domain or thereafter enters the public domain without any breach of this Agreement by the Recipient or any of its Representatives, (b) known by the Recipient before the time of disclosure, as shown by prior written or electronic records, other than as a result of a prior disclosure by the Disclosing Party or its Affiliates or the Disclosing Party’s Representatives, (c) obtained from a Third Party who is in lawful possession thereof and does not thereby breach an obligation of confidence to the Disclosing Party regarding such information, or (d) developed by or for the Recipient or its Representatives through their independent efforts without use of Confidential Information; provided that, in each of the foregoing clauses (a) through (d), such information will not be deemed to be within the foregoing exceptions merely because such information is embraced by more general knowledge that is publicly known or in the Recipient’s possession, and no combination of features will be deemed to be within the foregoing exceptions merely because individual features are publicly known or in the Recipient’s possession, unless the particular combination itself and its principle of operations are in the public domain or in the Recipient’s possession without the use of or access to Confidential Information.

 “Contract” means any legally binding bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise (each including all amendments thereto).

“Disclosing Party” means the party disclosing or making available Confidential Information (either directly or indirectly through such party’s Representatives) to the Recipient or the Recipient’s Representatives.

“Disclosure Schedule” means the Disclosure Schedule of the Company delivered concurrently with this Agreement.

“Encumbrance” means any lien (statutory or otherwise), charge, encumbrance, mortgage, pledge, hypothecation, security interest, deed of trust, option, preemptive right, right of first refusal or first offer, title defect or other adverse claim of any third party.

“Equity Securities” means (a) capital stock or other equity interests (including shares of Common Stock) of the Company and (b) options, warrants or other securities that are directly or indirectly convertible into, exchangeable for or exercisable for capital stock or other equity interests of the Company.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Excluded Securities” means any securities that are issued by the Company (a) pursuant to any employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company or any of its Subsidiaries or (b) as consideration in a business combination or other merger or acquisition transaction.

“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, commission, branch, department or other entity and any court, arbitrator or other tribunal), (d) multinational organization exercising judicial, legislative or regulatory power, (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature of any federal, state, local, municipal, foreign or other government, or (f) regulatory or self-regulatory organization (including the Nasdaq Global Select Market and the Financial Industry Regulatory Authority).

“Intellectual Property” means all (a) patents, patent applications, and invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (b) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable subject matter, (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, (e) trade secrets and all other confidential or proprietary information, ideas, know-how, inventions, processes, formulae, models, and methodologies, (f) rights of publicity, privacy, and rights to personal information, (g) moral rights and rights of attribution and integrity, and (h) all applications and registrations, and any renewals, extensions and reversions, for the foregoing.

“knowledge” means, with respect to the Company, the actual knowledge of the executive officers of the Company listed on Section 1.2 of the Disclosure Schedule after reasonable inquiry within the scope of their respective functional responsibilities.

“Laws” means any foreign, federal, state and local laws, statutes, ordinances, rules, regulations, orders, judgments, injunctions and decrees.

“Material Adverse Effect” means any event, change, circumstance, condition, state of facts, effect or other matter, individually or collectively with one or more other events, changes, circumstances, conditions, state of facts, effects or other matters, that have had, or reasonably would be expected to have, a material adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate timely the transactions contemplated by the Transaction Documents; provided that, solely in the case of clause (a), none of the following events, changes, circumstances, conditions, state of facts, effects or other matters, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect: (i) any outbreak or escalation of war or major hostilities or any act of terrorism, (ii) changes in laws, rules, regulations, GAAP or the interpretation thereof, (iii) changes that generally affect the industry in which the Company and its Subsidiaries operate, (iv) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (v) changes in the trading price or trading volume of the Common Stock (it being understood that the facts and circumstances underlying any such changes that are not otherwise expressly excluded in (i) through (viii) herein from the definition of a “Material Adverse Effect” may be considered in determining whether there has been a Material Adverse Effect), (vi) failure by the Company to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise expressly excluded in (i) through (viii) herein from the definition of a “Material Adverse Effect” may be considered in determining whether there has been a Material Adverse Effect), in the case of each of (i) through (vi), solely to the extent arising after the date of this Agreement, (vii) any action taken by the Company or its Subsidiaries to the extent expressly required by this Agreement, (viii) the execution or delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or the public announcement with respect to any of the foregoing (it being understood that for purposes of Sections 3.3 and 4.2, effects resulting from or arising in connection with the matters set forth in (vii) and (viii) of this definition will not be excluded in determining whether a Material Adverse Effect has occurred or reasonably would be expected to occur), or (ix) as set forth on Section  1.3 of the Disclosure Schedule, except, solely in the case of clauses (i) through (iv), to the extent those events, changes, circumstances, conditions, states of facts, effects or other matters, have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industry in which the Company and its Subsidiaries operate.

“Organizational Documents” means, with respect to any entity, the certificate or articles of incorporation and bylaws of such entity, or any similar organizational documents of such entity.

“Person” means an individual or firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Recipient” means the party receiving or otherwise having access to the Confidential Information (either directly or indirectly through such party’s Representatives) from the Disclosing Party or the Disclosing Party’s Representatives.

“Representatives” means, as to any Person, its Affiliates and its and their respective directors, officers, employees, agents, attorneys, accountants and financial advisors.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

 “Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries.  When used in this Agreement without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Third Party” means any Person other than the Company, Purchaser or their respective Affiliates.

“Transaction Documents” means this Agreement, all exhibits and schedules to this Agreement, and any other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement.

1.3          Construction.  Any reference in this Agreement to a “Section,” “Exhibit” or “Schedule” refers to the corresponding Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise.  The table of contents and the headings of Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement.  All words used in this Agreement are to be construed to be of such gender or number as the circumstances require.  The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance.

Where this Agreement states that a party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement.  Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time.  Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented and modified from time to time through such date.  Any words (including capitalized terms defined herein) in the singular will be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender will be held to include the other gender as the context requires.  The terms “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified.  All references herein to “$” or dollars will refer to United States dollars, unless otherwise specified.

Section 2.              Purchase and Sale.

2.1          Purchase and Sale of Shares.  The Seller hereby agrees to sell to the Purchaser, and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from the Seller the Company Shares for a total purchase price of 1,361,000 shares of the Purchaser’s common stock which represents five percent (5%) of the Purchaser’s total issued and outstanding shares as of the Closing Date (the “Purchaser Shares”), and 3,937,005 shares of the Parent’s common stock which represents five percent (5%) of the Parent’s total issued and outstanding shares of the Closing Date (the “Parent Shares”) (the Purchaser Shares and the Parent Shares together shall mean, the “Purchase Price”).

2.2          Closing and Closing Date. The closing of the purchase, sale and transfer of the Company Shares in exchange for the Purchaser Shares and the Parent Shares (the “Closing”) will take place at the offices of Purchaser, at 10:00 a.m., local time, as soon as practicable but in any event not later than March 31, 2015 and the date on which the last of the conditions set forth in Section 7 has been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as the Company and the Purchaser may agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

2.3          Closing Deliveries.

(a)           At the Closing, the Seller will deliver or cause to be delivered to the Purchaser the following:

(i)            a certificate executed by a duly authorized officer of the Seller certifying (A) that the conditions set forth in Sections 7.1(a) and 7.1(b) have been satisfied and (B) the number of Company Shares calculated in accordance with this Agreement; and

(ii)           a certificate of the Company Shares duly endorsed for transfer or with executed stock powers medallion guaranteed attached to be released and delivered to Purchaser, evidencing the Company Shares registered in the name of the Purchaser.

(b)           At the Closing, the Purchaser will deliver or cause to be delivered to the Company the following:

(i)            a certificate executed by a duly authorized officer of the Purchaser and  the Parent certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied; and

(ii)          a certificate evidencing the Purchaser Shares registered in the name of the Seller and a certificate evidencing the Parent Shares registered in the name of the Seller.

Section 3.              Representations and Warranties of the Company.  The Company and the Seller represent and warrant to the Purchaser and the Parent that, as of the date of this Agreement and as of the Closing:

3.1          Organization and Qualification.  The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own, lease, operate and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any of its Subsidiaries is in violation nor default of any of the provisions of its respective Organizational Documents.  The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to have a Material Adverse Effect, and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  Complete and accurate copies of the Company’s Organizational Documents, each as in effect as of the date of this Agreement, have previously been made available to the Purchaser.

3.2          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company and no stockholder approval or other proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the transactions contemplated hereby and thereby.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable Law.

3.3          No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Company Shares and the consummation by the Company of the transactions contemplated hereby and thereby to which it is a party do not and will not (a) conflict with or violate any provision of the Organizational Documents of the Company or its Subsidiaries, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of the Company or its Subsidiaries pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (c) subject to obtaining the Required Approvals, conflict with or result in a violation, in any material respect, of any permit, license, Law or other restriction of any Governmental Authority to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (b), for matters that would not, individually or in the aggregate, have a Material Adverse Effect.

3.4                               Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction

Documents and the consummation of the transactions contemplated hereunder or thereunder, other than such filings as are required to be made under applicable country of incorporation, federal and state securities laws (collectively, the “Required Approvals”).

3.5                               Title to the Company Shares.  The Seller is the record holder and beneficially owns 100% of the capital stock of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Company Shares to Purchaser.  No person has any preemptive rights or rights of first refusal with respect to any of the Company Shares.  There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Company Shares.  Other than disclosed by the Seller to the Purchaser, there are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Company Shares.  The Seller has full power to transfer and deliver the Company Shares to the Purchaser in accordance with the terms of this Agreement.  The delivery to the Purchaser of certificates evidencing the transfer of the Company Shares pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

3.6                               Capitalization.

(a)                                 As of March 30, 2015, the authorized capital stock of the Company consists of (a) 100,000 shares of  Common Stock, of which 1,000 shares were issued and outstanding. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. There are no stockholders agreements, voting trusts, voting agreements or other similar agreements or understandings with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  Except as contemplated under this Agreement, no Person has any outstanding commitments, rights of first offer or refusal, anti-dilution rights, preemptive rights, rights of participation or any similar right to participate in the transactions contemplated by the Transaction Documents.  There are no outstanding subscriptions, options, warrants, scrip rights to subscribe to, calls, phantom stock rights, rights of first offer or refusal, rights to require redemption or repurchase, preemptive rights, anti-dilution rights, registration rights, rights of participation, or commitments, or understandings of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any, Equity Securities or other securities of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional Equity Securities or other securities of the Company or its Subsidiaries. The issuance and sale of the Company Shares will not obligate the Company to issue Equity Securities or other securities of the Company or its Subsidiaries to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(b)                                 Section 3.6(b) of the Disclosure Schedule includes a list of all of the Subsidiaries of the Company.  All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and non-assessable and are, except as set forth in Section 3.6(b) of the Disclosure Schedule, owned directly or indirectly by the Company, free and clear of all Encumbrances. Except as set forth in Section 3.6(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, that is or would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(c)                                  The Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

3.7                               Financial Statements.  The Company has, at the date of execution of this Agreement, and will have at the Closing Date, certain management accounts as set forth in Disclosure Schedule 3.7, including monthly revenues, gross margins and net income (the “Management Accounts”).  The accounts receivable set forth in the

Management Accounts, and all accounts receivable arising since the date of the Management Accounts, represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements.

3.8                              Litigation.  There is not, and there has not been, any Action pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets, officers or directors before or by any Governmental Authority which (a) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance or sale of the Shares, or (b) has had or would, if there were an unfavorable decision, reasonably be expected to have, a Material Adverse Effect, or  has resulted or would reasonably be expected to result in criminal liability with respect to the Company, any of its Subsidiaries or any of its or their directors or officers, nor is there, nor has there been, any judgment, order or decree outstanding against the Company or any of its Subsidiaries or any of their respective properties, assets, officers or directors that, individually or in the aggregate, has had or, if adversely resolved, would reasonably be expected to have, any of the effects described in clauses (a) or (b) above.

3.9                        Intellectual Property.

(a)                                 Section 3.9(a) of the Disclosure Schedule sets forth a complete and accurate list of all material U.S. and foreign applications and registrations (including issued patents) for any Intellectual Property owned by the Company and its Subsidiaries. The Company or one of its Subsidiaries is the sole and exclusive owner of each such application and registration, and the foregoing applications and registrations are in effect and subsisting and, to the knowledge of the Company, valid.

(b)                                 The Company and its Subsidiaries own, or have a valid right to use, all material items of Intellectual Property used or held for use in, or necessary to conduct, their respective businesses (i) as conducted as of the date of this Agreement and (ii) to the Company’s knowledge, with respect to material products as to which the Company has announced an intention to launch.  All material items of Intellectual Property owned by the Company are owned free and clear of Encumbrances.    To the Company’s knowledge, no Person is infringing, diluting, misappropriating or otherwise violating any Intellectual Property owned by the Company or its Subsidiaries, and no such claims are pending or threatened against any Person by the Company or its Subsidiaries.

3.10                        No Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet, except (a) to the extent accrued or reserved against in the Financial Statements of the Company and its Subsidiaries attached hererto, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, (c) for liabilities and obligations incurred in connection with or expressly contemplated by this Agreement and (d) for liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.11                        Compliance with Law.

(a)                                 Except for matters that, individually or in the aggregate, (A) have not and would not reasonably be expected to have a Material Adverse Effect or (B) has not resulted and would not reasonably be expected to result in criminal liability with respect to the Company, any of its Subsidiaries or any of its or their directors or officers, (i) the Company and its Subsidiaries are, and have been, in compliance with all applicable Laws and Company permits, (ii) the Company and its Subsidiaries hold all permits necessary for the lawful conduct of their business and the ownership and operation of their assets and properties as conducted as of the date of this Agreement and (iii) no Action, demand, inquiry or investigation has occurred or been pending or threatened in writing, alleging that the Company or any of its Subsidiaries is not in compliance with any applicable Law or permit.

(b)                                 (i) the Company and its Subsidiaries and, to the knowledge of the Company, its Affiliates, directors, officers and employees have complied in all material respects with the U.S. Foreign Corrupt Practices Act of 1977 and any other applicable foreign or domestic anticorruption or antibribery Laws (collectively, the “Fraud and Bribery Laws”), and (ii) neither the Company, nor any of its Subsidiaries or Affiliates, or its or their directors, officers or employees, nor, to the knowledge of the Company, any of its or their agents or other representatives acting on their behalf have directly or indirectly, in each case, taken action in violation of the Fraud and Bribery Laws.

3.12                        Contracts. (a) Each Material Contract is a valid, binding and legally enforceable obligation of the Company or one of the Company’s Subsidiaries, as the case may be, and, to the knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (b) each such Material Contract is in full force and effect, and (c) none of the Company or any of its Subsidiaries is (with or without notice or lapse of time, or both) in material breach or default under any such Material Contract and, to the knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in material breach or default thereunder.  None of the Company or its Subsidiaries is party to any Contract that would, after giving effect to the transactions contemplated by this Agreement (other than the potential transactions contemplated by Section 2.7 of the Commercial Agreement), restrict in any respect (including by way of exclusivity obligation) the ability of Purchaser or its Affiliates to compete in any business or with any Person or in any geographical area.

3.13                        Brokers and Finders.  No brokerage or finder’s fees or commissions are or will be payable by the Company or the seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

3.14

Own Account.  The Seller is acquiring the Purchaser Shares and the Parent Shares (for purposes of Sections 3.14 – 3.18 only, the “Shares”) as principal for its own account for investment only and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Shares and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of any of the Shares.

3.15

Seller Status.  At the time the Seller was offered the Shares, it was, and as of the date of this Agreement it is, and as of the Closing Date it will be, an “accredited investor” as defined in Regulation D, Rule 501(a), promulgated under the Securities Act, or (ii) not a U.S. Person as defined in Rule 902 of Regulation S promulgated under the Securities Act and as set forth in Exhibit 2 - Investor Suitability Questionnaire attached hereto and made a part hereof.

3.16

Experience of the Seller.  The Seller has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  The Seller has had the opportunity to review the SEC Reports and to ask questions of, and receive answers from, the officers of the Purchaser and the Parent concerning the Purchaser, the Parent and the Shares.  The Seller understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Seller’s investment.  The Seller understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.  The Seller is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

3.17

Restricted Securities.  The Seller understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Purchaser and the Parent is relying upon the truth and accuracy of, and the Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Shares.  The Seller understands that, until such time as a Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates evidencing the Shares will bear a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION

FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. THE TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE PURCHASER OF SUCH SECURITIES.  THE COMPANY AND ITS TRANSFER AGENT WILL NOT BE OBLIGATED TO RECOGNIZE OR GIVE EFFECT TO ANY TRANSFER MADE IN VIOLATION OF SUCH RESTRICTIONS. A COPY OF SUCH RESTRICTIONS MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST.”

The Seller understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.18

Certain Transactions.  Since the initial date the Seller was contacted by or on behalf of the Purchaser and Parent regarding the offering of the Shares by the Purchaser and the Parent, neither the Seller nor any of its Affiliates, nor any “group” of Persons (as such term is used in and construed under Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of which it or any of its Affiliates is a member, has established or increased, directly or indirectly, a put equivalent position, as defined in Rule 16(a)-1(h) under the Exchange Act, with respect to the Purchaser’s  or the Parent’s equity securities.  Immediately prior to the entry into this Agreement, the Seller is not the Beneficial Owner of and does not have the right to acquire any Equity Securities

3.19                        No Other Representations and Warranties.  The representations and warranties set forth in this Section 3 are the only representations and warranties made by the Company and the Seller with respect to the Shares or any other matter relating to the transactions contemplated by this Agreement. The Company and the Seller each acknowledges that except as set forth in Section 4, neither the Purchaser nor any director, officer, employee, agent or Representative of the Purchaser makes any representation or warranty, either express or implied, concerning the transactions contemplated by this Agreement.

Section 4.                                           Representations and Warranties of the Purchaser and the Parent.  The Purchaser and the Parent, severally, represent and warrant to the Company and the Seller that, as of the date of this Agreement and as of the Closing:

4.1                               Organization; Authority.  The Purchaser and the Parent are each a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser.  Each Transaction Document to which it is a party has been (or upon delivery will be) duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2                               No Conflicts.  The execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (a) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, indenture or other instrument to which the Purchaser or any of its Subsidiaries is a party or by which any property or asset of the Purchaser is bound or affected, or (c) subject to obtaining the Required Approvals, conflict with or result in a violation of any Law or other restriction of any Governmental Authority to which the Purchaser or any of its Subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser or any of its Subsidiaries is bound or affected; except in the case of each of clauses (b) and (c), such as could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Purchaser or (iii) a material adverse effect on the Purchaser’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

4.3                               Own Account.  The Purchaser is acquiring the Company Shares as principal for its own account for investment only and not with a view to or for distributing or reselling the Company Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Company Shares and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of any of the Company Shares .

4.4                               Purchaser Status.  At the time the Purchaser was offered the Company Shares, it was, and as of the date of this Agreement it is, and as of the Closing Date it will be, an “accredited investor” as defined in Regulation D, Rule 501(a), promulgated under the Securities Act, or (ii) not a U.S. Person as defined in Rule 902 of Regulation S promulgated under the Securities Act and as set forth in Exhibit 2 - Investor Suitability Questionnaire attached hereto and made a part hereof.

4.5                               Experience of the Purchaser.  The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  The Purchaser has had the opportunity to review the Financial Statements of the Company and to ask questions of, and receive answers from, the officers of the Company concerning the Company and the Shares.  The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment.  The Purchaser is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

4.6                              Restricted Securities.  The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.  The Purchaser understands that, until such time as a Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates evidencing the Shares will bear a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. THE TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE PURCHASER OF SUCH SECURITIES.  THE COMPANY AND ITS TRANSFER AGENT WILL NOT BE OBLIGATED TO RECOGNIZE OR GIVE EFFECT TO ANY TRANSFER MADE IN VIOLATION OF SUCH

RESTRICTIONS. A COPY OF SUCH RESTRICTIONS MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST.”

The Purchaser understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Company Shares or the fairness or suitability of the investment in the Company Shares nor have such authorities passed upon or endorsed the merits of the offering of the Company Shares.

4.8                               Certain Transactions.  Since the initial date the Purchaser was contacted by or on behalf of the Company regarding the offering of the Company Shares by the Company, neither the Purchaser or any of its Affiliates, nor any “group” of Persons (as such term is used in and construed under Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of which it or any of its Affiliates is a member, has established or increased, directly or indirectly, a put equivalent position, as defined in Rule 16(a)-1(h) under the Exchange Act, with respect to the Company’s equity securities.  Immediately prior to the entry into this Agreement, the Purchaser is not the Beneficial Owner of and does not have the right to acquire any Equity Securities.

4.9

Issuance of the Parent Shares; Exemption from Registration.  The Parent Shares are duly authorized and, when issued and paid for in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Company, the issuance of the Parent Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, is exempt from registration under the Securities Act and otherwise issued in compliance with all Laws

4.10

Issuance of the Purchaser Shares; Exemption from Registration.  The Purchaser Shares are duly authorized and, when issued and paid for in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Company, the issuance of the Purchaser Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, is exempt from registration under the Securities Act and otherwise issued in compliance with all Laws

4.11                               Brokers and Finders.  No brokerage or finder’s fees or commissions are or will be payable by the Purchaser or Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

4.12                        No Other Representations and Warranties.  The representations and warranties set forth in this Section 4 are the only representations and warranties made by the Purchaser and Parent with respect to the transactions contemplated by this Agreement.  The Purchaser and Parent each acknowledges that, except as set forth in Section 3, neither the Company, the Seller nor any director, officer, employee, agent or Representative of the Company makes any representation or warranty, either express or implied, concerning the Shares or the transactions contemplated by this Agreement.

Section 5.                                           Covenants of the Parties.

5.1                               Public Disclosure. Neither the Company, the Seller nor the Purchaser nor Parent will, nor permit any of their respective Affiliates or Representatives to, issue any press release or make any other public announcement or disclosure relating to this Agreement without the prior written approval of the other party (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law or securities listing standards (upon advice of counsel to the disclosing party) in which case to the extent practicable and permitted by applicable Law, the party will  provide the other party with an opportunity to review such press release or other announcement prior to issuance, distribution or publication.

5.2                               Confidentiality.

(a)

The Recipient agrees to receive all Confidential Information in strict confidence and to use the Confidential Information for the sole purpose of performing its obligations under this Agreement in accordance with this Agreement and not to use the Confidential Information for any other purpose.  Without limiting the foregoing, the Recipient agrees to protect the Confidential Information against disclosure to Third Parties, using the same standard of care that the Recipient applies to protect its own most highly confidential information (which in no event will be less than a reasonable standard of care).  The Recipient agrees not to disclose the Confidential Information to any Person other than: (i) its Representatives who are directly concerned, working on, advising on or consulted in connection with the Recipient’s obligations hereunder and whose knowledge of the Confidential Information is reasonably considered to be necessary for such purposes, or (ii) as required by applicable Law or an order by a Governmental Authority or any requirements of stock market or exchange or other regulatory body having competent jurisdiction; provided, except where not permitted by Law, the Recipient will give the Disclosing Party reasonable advance notice of such required disclosure, and will reasonably cooperate with the Disclosing Party, in order to allow the Disclosing Party an opportunity to oppose, or limit the disclosure of the Confidential Information or otherwise secure confidential treatment of the Confidential Information required to be disclosed; provided further, that if disclosure is ultimately required, the Recipient will furnish only that portion of the Confidential Information which, based upon advice of legal counsel, the Recipient is required to disclose in compliance with any such requirement.  Recipient will ensure that Recipient’s Representatives are informed of the confidentiality provisions of this Agreement and are obligated to use and hold in confidence the Confidential Information in a manner consistent with the obligations of the Recipient under this Agreement prior to Recipient’s Representatives receiving any access to the Disclosing Party’s Confidential Information.  The Recipient hereby assumes full responsibility and liability to the Disclosing Party for any breach of this Agreement and any unauthorized use or disclosure of Confidential Information by any of Recipient’s Representatives.

(b)                                 Upon termination of this Agreement, the Recipient will, within 30 days after receipt of written notice from the Disclosing Party, at the election of the Recipient, return or destroy, or cause to be returned or destroyed (as applicable), all Confidential Information of the Disclosing Party provided to the Recipient or its Representatives hereunder and all copies thereof, as well as all copies of all documents made by the Recipient’s Representatives containing or based upon Confidential Information (which, for avoidance of doubt, constitute Confidential Information for purposes of this Agreement).

If the Recipient elects that the Confidential Information be destroyed, then upon such destruction the Recipient will provide a certificate of destruction certifying compliance with this Section 5.2(d) to the Disclosing Party within 30 days after receipt of the original notice from the Disclosing Party requesting the destruction of Confidential Information.  For clarity, in the case of compilations or reports containing the Disclosing Party’s Confidential Information, only that part containing said Confidential Information will be destroyed or returned.  Notwithstanding anything to the contrary in this Section 5.2(d), the Recipient will not be required to return or destroy copies of Confidential Information solely to the extent (i) the Recipient is required by applicable Law to retain such Confidential Information, (ii) such Confidential Information is stored in automated electronic backup systems of the Recipient or its Affiliates (provided that no use or disclosure in violation of this Section 5.2 will be made of such Confidential Information retained or stored pursuant to clauses (i) or (ii) at any time), or (iii) such Confidential Information is reasonably necessary to enable the Recipient to enforce its rights or remedies, or otherwise comply with its obligations, hereunder (and then solely for such purpose and provided that no other use or disclosure in violation of this Section 5.2 will be made of such retained Confidential Information). Notwithstanding anything to the contrary herein, Recipient shall be permitted to disclose Confidential Information to actual or prospective lenders, acquirers, merger counterparties or investors in equity (including any of their respective advisors) to the extent reasonably required in connection with their respective evaluation of an actual or potential financing, acquisition, merger or investment transaction involving the Recipient or its Affiliates, subject to such Persons being bound by reasonably appropriate obligations of confidentiality (it being agreed that Recipient assumes full responsibility and liability to the Disclosing Party for any breach of this Section 5.2 and any unauthorized use or disclosure of Confidential Information by such Persons).

5.3                               Consents and Filings.

(a)                                 The parties will use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective in the most expeditious manner possible the transactions contemplated by this Agreement, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate such transactions, (ii) taking all actions necessary to obtain (and cooperating with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority and

(iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

(b)                                 In furtherance of the foregoing, the parties to this Agreement will cooperate with each other in connection with the making of all such filings and use reasonable best efforts to (i) furnish all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement, (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case relating to the transactions contemplated by this Agreement, (iii) consult with the other party prior to taking a position, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Authority by or on behalf of either party in connection with any investigations or proceedings related solely to this Agreement or the transactions contemplated by this Agreement or given in connection with any proceeding by a private party and (iv) consult with the other party in advance of any meeting or conference with, any Governmental Authority relating to the transactions contemplated by this Agreement or in connection with any proceeding by a private party relating thereto, and give the other party the opportunity to attend and participate in such meetings and conferences (unless prohibited by such Governmental Authority).

Notwithstanding the foregoing, the Company and the Purchaser may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.3(b) as “Counsel Only Material.” Such materials and the information contained therein will be given only to the outside counsel of the recipient and will not be disclosed by outside counsel to employees, officers, directors or consultants of the recipient or any of its Affiliates unless express permission is obtained in advance from the source of the materials (the Company or the Purchaser, as the case may be) or its legal counsel. Each of the Company and the Purchaser will cause its respective outside counsels to comply with this Section 5.3(b). Notwithstanding anything to the contrary in this Section 5.3(b) materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company, privileged communications and competitively sensitive information.

5.4                               Information Rights.

(a)                                 From and after the date hereof and for so long after the Closing as the Purchaser holds any Company Shares, the Company will provide the Purchaser upon its request with (a) copies of all reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC, (b) other publicly available financial and news information produced by the Company, (c) such information concerning the Company and its Subsidiaries as the Purchaser may reasonably request (in a manner so as to not unreasonably interfere in any material respect with the normal business operations of the Company and without requiring the Company to incur any material cost not reimbursed by the Purchaser).  In addition, upon the request of the Purchaser from time to time, the Company will cause members of its senior management to meet with members of the senior management of the Purchaser (in person or by conference telephone as agreed by the parties) to provide the Purchaser with a presentation regarding developments relating to the Company’s business and to respond to questions from the Purchaser.  No investigation conducted, however, will affect or be deemed to modify any representation or warranty made in this Agreement.  Notwithstanding any other provision of this Agreement, neither the delivery of any notice or information pursuant to this Agreement, nor any information known or available to any party or inquiry conducted prior to or after the date of this Agreement, will limit or otherwise affect the remedies available to such party.

(b)                                 All information requested by Purchaser and provided by or on behalf of the Company under this Section 5.4 will be subject to the provisions of Section 5.2. Nothing contained in this Section 5.4 will require the Company to take any action that would, after consultation with counsel, constitute a waiver of the attorney-client or similar privilege or violate confidentiality obligations owing to third parties; provided that if any information is withheld by the Company or any of its Subsidiaries pursuant to the foregoing, the Company will (i) inform the Purchaser as to the general nature of what is being withheld and (ii) use its reasonable best efforts to (A) accommodate any request from the Purchaser for information pursuant to this Section 5.4 in a manner that does not result in such a waiver or violation or (B) obtain the required consent of such third party to provide such access or disclosure.

5.5

Conduct of Business by the Company. The Company agrees that, from the date of this Agreement until the Closing, neither the Company nor any of its Subsidiaries will, except as set forth in the Disclosure Schedule or as specifically contemplated in this Agreement, directly or indirectly:

(a)           amend or otherwise change its Organizational Documents in a manner adverse to the Purchaser;

(b)           issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, license, pledge, disposition, grant or encumbrance of, (i) any shares of any class of share capital or other ownership interest of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares or any other ownership interest (including any phantom interest), of the Company or any of its Subsidiaries (other than (A) the issuance of shares of Common Stock upon the exercise or vesting of Equity Securities outstanding as of the date of this Agreement issued pursuant to the Equity Compensation Plans and (B) the grant of securities pursuant to employee or director stock award or incentive compensation or similar plans, or in connection with employment offers in the ordinary course, in all cases under this clause (B), in an aggregate amount not to exceed 1.0% of the issued and outstanding Equity Securities) or (ii) any material assets of the Company or any of its Subsidiaries;

(c)           take any action to adopt or implement a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or other reorganization, other than any such actions taken with respect to the Subsidiaries of the Company in the ordinary course of business;

(d)           declare, set aside, make or pay any dividend or other distribution, payable in cash, securities, property or otherwise, or dividends by wholly-owned Subsidiaries of the Company to the Company or to other wholly-owned Subsidiaries;

(e)           reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(f)            knowingly take any actions or omit to take any actions that would or would reasonably be expected to (i) result in any of the conditions set forth in Section 7 not being satisfied, (ii) result in new or additional required approvals from any Governmental Authority that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents or (iii) materially impair, interfere with, hinder or delay the ability of the Company or the Purchaser to consummate the transactions contemplated by the Transaction Documents; or

(g)           enter into any agreement or otherwise make a commitment to do any of the foregoing.

Nothing contained in this Agreement will give the Purchaser, directly or indirectly, rights to control or direct the Company’s or its Subsidiaries’ operations.

5.6          Indemnification. Subject to Section 9.5, from and after the Closing, the Company will defend, protect, indemnify and hold harmless the Purchaser and each of the Affiliates of the Purchaser, and its and their respective directors, officers, employees, representatives and agents (the “Indemnitees”), to the fullest extent lawful from and against any and all Actions, causes of action, suits, claims, losses (including losses from the diminution of value of any securities issued to Purchaser pursuant to the Transaction Documents), costs, penalties, fees, judgments, amounts paid in settlement, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of or relating to (a) any inaccuracy in or misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents (other than in the Commercial Agreement, which matters are addressed therein) (in each case, without giving effect to any “materiality” or “Material Adverse Effect” qualifications) or (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents (other than in the Commercial Agreement, which matters are addressed therein). Notwithstanding the foregoing, except in the case of fraud, the Company will have no duty to indemnify the Indemnitees for Indemnified Liabilities (i) unless and until the aggregate Indemnified Liabilities for which it would otherwise be liable under this Agreement exceed an amount equal to 1% of the Purchase Price paid by the Purchaser for the Shares (at which point the Company will be liable only for Indemnified Liabilities in excess of such amount) or (ii) in the aggregate in excess of the Purchase Price paid by the Purchaser for the Shares.

Section 6

Intentionally Omitted.

Section 7.              Closing Conditions.

7.1          Conditions to the Obligation of the Purchaser. The obligation of the Purchaser to complete the transactions contemplated by this Agreement is subject to the satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

(a)           the representations and warranties of the Company in Section 3 that are qualified by “materiality” or “Material Adverse Effect” must be true and correct in all respects and the representations and warranties of the Company in Section 3 that are not so qualified must be true and correct in all material respects (provided that the representations and warranties of the Company in Section 3.6 must be true and correct in all but de minimis respects), in each case, as of the date of this Agreement and as of the Closing (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty must have been so true and correct as of such date);

(b)           all of the covenants and agreements the Company is required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects;

(c)

  there must not be in effect any federal, state, local, municipal, foreign, international, multinational or other law, statute, rule, regulation, ordinance or code or any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority that would prohibit or make illegal the consummation of the transactions contemplated by this Agreement or cause the transactions contemplated by this Agreement to be rescinded following consummation; and

(d)           since the date of this Agreement, no Material Adverse Effect shall have occurred.

7.2          Conditions to the Obligation of the Company.  The obligation of the Company to complete the transactions contemplated by this Agreement is subject to the satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions (any of which may be waived by the Company, in whole or in part):

(a)           the representations and warranties of the Purchaser and the Parent in Section 4 that are qualified by “materiality” or “material adverse effect” must be true and correct in all respects and the representations and warranties of the Purchaser and Parent in Section 4 that are not so qualified must be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty must have been so true and correct as of such date);

(b)           all of the covenants and agreements the Purchaser and Parent are required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects;

(c)

 there must not be in effect any federal, state, local, municipal, foreign, international, multinational or other law, statute, rule, regulation, ordinance or code or any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority that would prohibit or make illegal the consummation of the transactions contemplated by this Agreement or cause the transactions contemplated by this Agreement to be rescinded following consummation.

Section 8.

Intentionally Omitted.

Section 9.              Miscellaneous.

9.1          Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each party will pay its own direct and indirect expenses incurred by it in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives.

9.2          Notices.  All notices, requests, consents and other communications under this Agreement to any party must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

If to the Company:	PayNovi Ltd.

Address: 13 Classon House Dundrum, Dublin 14 Ireland
Facsimile:
	Attention:	Sean McVeigh

If to the Seller:	Anch Holdings Ltd.

Address: 13 Classon House Dundrum, Dublin 14 Ireland
Facsimile:
	Attention:	Sean McVeigh

If to the Purchaser:	World Media & Technology Corp.
600 Brickell Ave., Suite 1775
Miami, Florida 33131
Facsimile:
	Attention:	Fabio Galdi, CEO

With a copy (which will	World Assurance Group, Inc.
not constitute notice) to:	375 Park Ave., Suite 2607
New York, NY 10152
Facsimile:
	Attention:	Chief Financial Officer

9.3          Entire Agreement.  The Transaction Documents and the Confidentiality Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.4          Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.5          Survival.  All representations and warranties contained in this Agreement will survive the Closing until the 18-month anniversary of the Closing Date; provided that the representations and warranties set forth in (and any claim arising from an inaccuracy or breach of) Section 3.1 (Organization and Qualification), Section 3.2 (Authorization; Enforcement), Section 3.5 (Issuance of the Shares; Exemption from Registration), Section 3.6 (Capitalization), Section 3.17 (Brokers and Finders), Section 4.1 (Organization; Authority) and Section 4.9 (Brokers and  Finders) will survive the Closing indefinitely. The right of any party to assert a claim for indemnification relating to the breach of any covenant or agreement contained in this Agreement to the extent required to be performed or complied with prior to the Closing Date will survive the Closing until the 18-month anniversary of the Closing Date.  All covenants contained in this Agreement required to be performed or complied with in whole or in part after the Closing Date will survive the Closing until the expiration of the applicable statute of limitations or for such shorter period specified in this Agreement. All claims for indemnification under this Agreement must be asserted pursuant to a written claim notice given prior to the expiration of the applicable survival period set forth in this Section 9.5; provided that any representation, warranty, covenant or agreement that is the subject of a claim for indemnification which is asserted pursuant to a written claim notice given after the Closing Date within the survival periods specified in this Section 9.5 will survive until, but only for purposes of, the resolution of such claim.

9.6          Successors and Assigns.  This Agreement will be binding upon the parties and their respective successors and assigns and will inure to the benefit of the parties and their respective successors and permitted assigns.  The Company may not assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may not assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided that the Purchaser may assign and delegate any of its rights and obligations under this Agreement to an Affiliate of the Purchaser if such Affiliate agrees in writing to be bound by the terms of this Agreement. None of the rights granted to the Purchaser pursuant to this Agreement or any of the other Transaction Documents may be exercised by any Person, other than the Purchaser or any Affiliate of the Purchaser to which such rights are assigned in accordance with this Section 9.6 (so long as such assignee continues to be an Affiliate of the Purchaser); provided that the Purchaser may assign its rights under Section 6 to any Person that acquires Securities from the Purchaser (other than in a public offering or a sale pursuant to Rule 144) in compliance with the provisions of this Agreement representing more than 1% of the Company’s then outstanding Common Stock if such Person agrees in writing to be bound by the terms of this Agreement (in which case, the Purchaser will have no  liability or obligation with respect to the obligations of the assignee hereunder). Subject to the foregoing, the Purchaser will remain primarily liable for the performance of all obligations of the Purchaser under the Transaction Documents notwithstanding any assignment pursuant to this Section 9.6.

9.7          No Third-Party Beneficiaries. Except for the Indemnitees under Section 5.9, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.8          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

9.9          Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed by any party in accordance with their specific terms or were otherwise breached by such party.  The parties accordingly agree that, in addition to any other remedy to which the parties are entitled at law or in equity, each party is entitled to injunctive relief to prevent breaches of this Agreement by the other party and otherwise to enforce specifically the provisions of this Agreement against the other party. Each party expressly waives any requirement that the other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.

9.10        Business Days.  If the last or appointed day for the taking of any action or the expiration of any right required or granted in this Agreement or any other Transaction Document is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

9.11        Construction.  The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto.

9.12        Governing Law and Venue.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the internal procedural and substantive laws of the State of Florida, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the construction, validity, enforcement and interpretation of this Agreement or any other Transaction Document (whether brought against a party to this Agreement or its respective Affiliates, directors, officers, stockholders, employees or agents) will be solely and exclusively subject to the jurisdiction (a) in the United States District Court for the State of Florida and (b) in a state court of the State of Florida located in the County of Miami. Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the foregoing courts for the adjudication of any dispute arising in connection with this Agreement or any other Transaction Document and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof.  Nothing contained herein will be deemed to limit in any way any right to serve process in any other manner permitted by law.

9.13        WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.

9.14        Counterparts and Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.15        Further Assurances.  At any time or from time to time after the Closing, the parties agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement and to otherwise carry out the intent of the parties hereunder or thereunder.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized signatories as of the date first indicated above.

PAYNOVI LTD.

By:	/s/ Sean McVeigh
Name:	Sean McVeigh
Title:	President

ANCH HOLDINGS LTD.

By:	/s/ Sean McVeigh
Name:	Sean McVeigh
Title:	President
WORLD MEDIA & TECHNOLOGY CORP.

By:	/s/ Fabio Galdi
Name:	Fabio Galdi
Title:	Chief Executive Officer

WORLD ASSURANCE GROUP, INC.

By:	/s/ Alfonso Galdi
Name:	Alfonso Galdi
Title:	Chief Financial Officer